EXHIBIT INDEX

1.9 Resolution of the Board of Directors of IDS Life Insurance Company establishing 6 additional subaccounts within the separate account, dated August 12, 2004.

1.10 Resolution of the Board of Directors of IDS Life Insurance Company establishing an additional subaccount within the separate account, dated April 27, 2005.

9. Opinion of counsel and consent to its use as the legality of the securities being registered.

10.1 Consent of Independent Registered Public Accounting Firm for American Express Retirement Advisory Variable Annuity(R).

10.2 Consent of Independent Registered Public Accounting Firm for American Express Retirement Advisory Variable Annuity(R) - Band 3.

10.3 Consent of Independent Registered Public Accounting Firm for American Express Retirement Advisor Advantage(R) Variable Annuity/American Express Retirement Advisor Select Variable Annuity(R).

10.4 Consent of Independent Registered Public Accounting Firm for American Express Retirement Advisory Advantage(R) Variable Annuity - Band 3.

13.1 Power of Attorney to sign Amendment to this Registration Statement, dated April 13, 2005.